                                                                     Exhibit 21

SAFECO Corporation Organization Chart

December 31, 1994




SAFECO CORPORATION        (Washington)

(ownership percentages are 100%, except where indicated)




         1.  SAFECO Insurance Company of America (WA)

                 A.  SAFECO Management Corporation (NY)

                 B.  SAFECO Surplus Lines Insurance Company (WA)

         2.  General Insurance Company of America (WA)

         3.  First National Insurance Company of America (WA)

         4.  SAFECO National Insurance Company (MO)

         5.  SAFECO Insurance Company of Illinois (IL)

         6.  SAFECO Life Insurance Company (WA)

                 A.  SAFECO National Life Insurance Company (WA)

                 B.  First SAFECO National Life Insurance Company
                       of New York (NY)

         7.  SAFECO Assigned Benefits Service Company (WA)

         8.  SAFECO Administrative Services, Inc. (WA)

                 A.  Employee Benefit Claims of Wisconsin, Inc. (WI)

                 B.  Wisconsin Pension and Group Services, Inc. (WI)

          9.  SAFECO Properties, Inc. (WA)

              A. Winmar Company, Inc. (WA)

                          a)  Barton Street Corporation (WA)
                          b)  Capitol Court Corporation (WI)
                          c)  Gem State Investors, Inc. (WA)
                          d)  Kitsap Mall, Inc. (WA)
                          e)  SAFECO Properties of Boise, Inc. (ID)
                          f)  SCIT, Inc. (MA)
                          g)  Valley Fair Shopping Centers, Inc. (DE)
                          h)  WDI Golf Club, Inc. (CA)
                          i)  WNY Development, Inc. (WA)
                          j)  Winmar Cascade, Inc. (WA)
                          k)  Winmar Metro, Inc. (WA)
                          l)  Winmar Northwest, Inc. (WA)
                          m)  Winmar Oregon, Inc. (OR)

                                    i)  North Coast Management, Inc. (OR)
                                   ii)  Pacific Surfside Corp. (OR)
                                  iii)  Washington Square, Inc.  (WA)
                                   iv)  Winmar of Jantzen Beach, Inc.  (OR)
                                    v)  Winmar Pacific, Inc.  (WA)
                                   vi)  W-P Development, Inc. (OR)

                          n)  Winmar Redmond, Inc. (WA)
                          o)  Winmar of Kitsap, Inc. (WA)
                          p)  Winmar of Texas, Inc. (TX)
                          q)  Winmar of Wisconsin, Inc. (WI)
                          r)  Winmar of the Desert, Inc. (CA)
                          s)  C-W Properties, Inc. (50%) (WA)


              B.  SAFECARE Company, Inc. (WA)

                          a)  S.C. Bellevue, Inc. (WA)

                          b)  S.C. Everett, Inc. (WA)

                          c)  S.C. Marysville, Inc. (WA)

                          d)  S.C. Simi Valley, Inc. (WA)

                                    i)  Simi Valley Hospital, Inc.  (WA)

                          e)  S.C. Vancouver, Inc. (WA)

                          f)  Lifeguard Ventures, Inc. (50%) (CA)


              C.  RIA Development, Inc. (WA)

         10.  SAFECO Credit Company, Inc. (WA)

         11.  SAFECO Asset Management Company (WA)

         12.  SAFECO Securities, Inc. (WA)

         13.  SAFECO Services Corporation (WA)

         14.  SAFECO Trust Company (WA)

         15.  General America Corporation (WA)

              A.  COMAV Managers, Inc.  (IL)

              B.  F.B. Beattie & Co., Inc. (WA)

                       a)  F.B. Beattie Insurance Services, Inc., (CA)

              C.  General America Corporation of Texas (TX) --
                       (Attorney-in-fact) for:

                       a)  SAFECO Lloyds Insurance Company (TX)

              D.  S&T Financial Corporation (WA)

                       a)  PNMR Securities, Inc.  (WA)

                       b)  Talbot Financial Corporation  (WA)

                               i)  Talbot Agency, Inc. (NM)

              E.  Whitehall Insurance Brokers, Inc. (CA)

         16.  AGENA Inc. (20%) (WA)


NOTE:  Certain inactive companies are not shown.